Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY PROVIDES RECAPITALIZATION UPDATE

Calabasas Hills, Calif., – June 28, 2021 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today provided a recapitalization update following the completion of its recent offerings of $345 million of 0.375% convertible senior notes due 2026 and $175 million of shares of the Company’s common stock. As previously disclosed, the Company used the net proceeds from the offerings to fund approximately $457.4 million payable in connection with the repurchase of 150,000 shares of its previously outstanding Series A convertible preferred stock and the conversion of the remaining 50,000 shares of Series A convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure.

In addition, using cash on hand and approximately $44 million in excess proceeds from the exercise of the underwriters’ over-allotment option in connection with the convertible notes offering, the Company repaid $150 million of its revolving credit facility, bringing the balance under the facility to $130 million. In connection with the debt repayment, the Company also terminated its interest rate swap agreement. As of June 25, 2021, the Company’s cash balance was approximately $144 million. The Company currently plans to maintain approximately $125 million in cash on its balance sheet and will evaluate additional potential debt repayment as part of its broader capital allocation strategy.

For the balance of the covenant relief period under its revolving credit agreement, borrowings will bear interest at LIBOR plus 250 basis points and thereafter the interest rate on the facility will revert to LIBOR plus a leverage-based margin ranging from 100 to 175 basis points. The $345 million in convertible senior notes will accrue interest at a rate of 0.375% per annum, payable semi-annually in arrears on June 15 and December 15 each year, beginning on December 15, 2021. Including the amortization of the issuance costs associated with the convertible senior notes, the effective expense in the interest line item on the income statement related to the notes is expected to be approximately 1% annually.

With regard to the common stock offering, the underwriters elected not to exercise their over-allotment option in keeping with the Company’s strategy to minimize the dilution associated with the offering. As a result of the issuance of 3.125 million shares in connection with the offering and the conversion of the remaining 50,000 shares of the previously outstanding Series A convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, shares outstanding increased by approximately 5.5 million shares compared to 9.6 million shares underlying the former Series A convertible preferred stock. In total, weighted average diluted shares outstanding following these transactions are expected to be approximately 51.5 million.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 300 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 28 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2021, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eighth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s current plans to maintain approximately $125 million in cash on its balance sheet and to evaluate additional potential debt repayment as part of its broader capital allocation strategy, the Company’s revolving credit facility, the expected effective expense in the interest line item on the income statement related to the convertible senior notes, and the expected weighted average diluted shares outstanding following the transactions. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: completion of the Company’s quarterly review procedures; the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100